UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 11, 2016

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road, Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 11, 2016, the Company adopted an incentive compensation plan applicable to 2016 with respect to which incentive compensation may be paid to the Company’s Chief Executive Officer, Principal financial Officer and other named executive officers. A summary description of the plan is filed herewith. Pursuant to the plan, cash awards and certain restricted stock awards may be granted and paid to such officers. The potential restricted stock awards include Long Term Incentive Plan (LTIP) and Career Share awards, as in prior years. The forms of such awards are filed herewith as exhibits to this form.

Item 9.01    Financial Statements and Exhibits.
(c)    Exhibits
(10.1)    Summary of Annual Incentive Compensation Plan Applicable to 2016
(10.2)    Form of LTIP award (B shareholder)
(10.3)    Form of LTIP award (common only)
(10.4)    Form of Career Share award (B shareholder)
(10.5)    Form of Career Share award (common only)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2016	THE DIXIE GROUP, INC.

/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer